UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2006
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation) Number)	(Commission File	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (415) 733-4000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement
On May 2, 2006, the shareholders of ABM Industries Incorporated (the “Company”) approved the 2006 Equity Incentive Plan (the “2006 Equity Plan”). The purpose of the 2006 Equity Plan is to provide stock-based compensation to employees and directors to promote close alignment among the interests of employees, directors and shareholders. Included in the 2006 Equity Plan are 2.5 million shares of the Company’s common stock to be issued in accordance with the terms of the plan. In addition, the 2006 Equity Plan replaces the Time-Vested Incentive Stock Option Plan, the 1996 Price-Vested Performance Stock Option Plan, and the 2002 Price-Vested Performance Stock Option Plan, all in advance of their expirations, and the remaining shares authorized under these plans, plus forfeitures, will be available for grant under the 2006 Equity Plan. The terms and conditions governing existing grants under the Time-Vested Incentive Stock Option Plan, the 1996 Price-Vested Performance Stock Option Plan and the 2002 Price-Vested Performance Stock Option Plan will continue to apply to the outstanding grants made under those plans. The 2006 Equity Plan is an “omnibus” plan that provides for a variety of equity and equity-based award vehicles, including stock options, stock appreciation rights, restricted stock, restricted stock unit awards, performance shares, and other share-based awards. Certain of the awards available under the 2006 Equity Plan will qualify as “performance-based” compensation under Internal Revenue Code Section 162(m) (“Section 162(m)).
On May 2, 2006, the shareholders of the Company also approved the Executive Officer Incentive Plan. The purpose of the Executive Officer Incentive Plan is to provide annual performance-based cash incentives to certain employees of the Company and to motivate those employees to set and achieve above-average financial and non-financial goals. The Executive Officer Incentive Plan will give the Compensation Committee of the Board of Directors of the Company the ability to award cash bonuses that qualify as “performance-based compensation” under Section 162(m), and the Company’s ability to deduct cash bonuses will be preserved. The aggregate fund available for bonuses under the Executive Officer Incentive Plan is three percent of pre-tax operating income for the award year. The plan sets forth certain limits on the awards to each of the covered employees eligible for bonuses under the Executive Officer Incentive Plan.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

99.1	2006 Equity Incentive Plan

99.2	Executive Officer Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: May 5, 2006	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel

EXHIBIT INDEX

99.1	2006 Equity Incentive Plan

99.2	Executive Officer Incentive Plan